UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

RAINIER PACIFIC FINANCIAL GROUP, INC. (Exact name of registrant as specified in its charter)

Washington	000-50362	87-0700148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Jonathan W. Blado Blado Kiger, P.S. Registered Agent of Rainier Pacific Financial Group, Inc. Bank of America Building, 2nd Floor 3408 South 23rd Street Tacoma, Washington		98405
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code): (253) 272-2997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountants

(a) On March 31, 2010, Rainier Pacific Financial Group, Inc., (“Company”) received notice that Moss Adams LLP had resigned as the Company's independent registered public accounting firm effective immediately.

During the two fiscal years ended December 31, 2008 and 2007, and the subsequent interim period through March 31, 2010, there were no: (1) disagreements with Moss Adams LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)).

Moss Adams LLP’s Report of Independent Registered Public Accounting Firm on the consolidated financial statements of Rainier Pacific Financial Group, Inc., and Subsidiary as of and for the years ended December 31, 2008 and 2007, which included the audit report of Moss Adams LLP on management's assessment of the effectiveness of internal control over financial reporting for those periods, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

Rainier Pacific Financial Group, Inc., has requested that Moss Adams LLP furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which they do not agree. That letter is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter re change in certifying accountants: Letter of Moss Adams LLP dated April 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RAINIER PACIFIC FINANCIAL GROUP, INC.

Date: April 5, 2010	By:	/s/ John A. Hall
John A. Hall
President and Chief Executive Officer (Principal Executive Officer)

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